Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☑

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

PRECISION DRILLING CORPORATION
(Exact name of obligor as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4200, 150-6th Avenue S.W.	T2P 3Y7
Calgary, Alberta, Canada	(Zip code)
(Address of principal executive offices)
SEE TABLE OF ADDITIONAL OBLIGORS

6.625% SENIOR NOTES DUE 2020
(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Obligor	State or Other
as Specified in its	Jurisdiction of	I.R.S.
Charter (or Other	Incorporation	Employer
Organizational	or	Identification	Addresses of Principal Executive
Document)	Organization	Number	Offices
DI Energy, Inc.	Texas	74-2175411	10350 Richmond Avenue, Suite 700 Houston, TX 77042

DI/Perfensa Inc.	Texas	76-0378440	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Grey Wolf International, Inc.	Texas	76-0000351	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Grey Wolf International Drilling Corporation	Canada	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7

Grey Wolf Supply Inc.	Texas	27-0185992	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Murco Drilling Corporation	Delaware	72-0512163	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Completion & Production Services Ltd.	Delaware	98-0679637	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Directional Services, Inc.	Texas	45-0603611	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Diversified Oilfield Services Corp.	Alberta, Canada	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7

Precision Drilling Canada Limited Partnership	Alberta, Canada	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7

Precision Drilling Company LP	Texas	76-0590999	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling Holdings Company	Nevada	74-1987143	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling, Inc.	Delaware	26-4435759	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling LLC	Louisiana	72-1433406	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Exact Name of Obligor	State or Other
as Specified in its	Jurisdiction of	I.R.S.
Charter (or Other	Incorporation	Employer
Organizational	or	Identification	Addresses of Principal Executive
Document)	Organization	Number	Offices
Precision Drilling Oilfield Services Corporation	Texas	26-3638348	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Limited Partnership	Alberta, Canada	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7

Precision Oilfield Personnel Services Ltd.	Alberta, Canada	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y.
10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of May, 2011.

THE BANK OF NEW YORK MELLON
By:	/s/ Teisha Wright
Teisha Wright
Senior Associate

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,924,000
Interest-bearing balances	64,634,000
Securities:
Held-to-maturity securities	3,651,000
Available-for-sale securities	58,491,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	20,000
Securities purchased under agreements to resell	1,792,000
Loans and lease financing receivables:
Loans and leases held for sale	6,000
Loans and leases, net of unearned income	23,307,000
LESS: Allowance for loan and lease losses	482,000
Loans and leases, net of unearned income and allowance	22,825,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,163,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	947,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,364,000
Other intangible assets	1,805,000

Dollar Amounts In Thousands
Other assets	12,317,000

Total assets	181,855,000

LIABILITIES
Deposits:
In domestic offices	65,674,000
Noninterest-bearing	33,246,000
Interest-bearing	32,428,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	75,029,000
Noninterest-bearing	4,900,000
Interest-bearing	70,129,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,272,000
Securities sold under agreements to repurchase	1,550,000
Trading liabilities	6,207,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	2,191,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,577,000

Total liabilities	165,990,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,591,000
Retained earnings	6,821,000
Accumulated other comprehensive income	-1,044,000
Other equity capital components	0
Total bank equity capital	15,503,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,865,000

Total liabilities and equity capital	181,855,000

     I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Thomas P. Gibbons,
Chief Financial Officer
     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly
Gerald L. Hassell	Directors
Catherine A. Rein